Exhibit 10.2

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of February 5, 2026, by and among Deep Fission, Inc., a Delaware corporation (the “Company”), the persons who have purchased the Offering Shares (as defined below) and have executed omnibus or counterpart signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”), and the persons or entities identified on Schedule 1 hereto holding Placement Agent Warrants (collectively, the “Brokers”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below or in the Subscription Agreement (as defined below).

RECITALS:

WHEREAS, the Company has offered and sold in compliance with Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder to accredited investors in a private placement offering (the “Offering”) shares of the common stock of the Company, par value $0.0001 per share, pursuant to certain Subscription Agreements entered into by and between the Company and each of the Purchasers of the Offering Shares set forth on the signature pages affixed thereto (the “Subscription Agreements”); and

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Purchasers in the Offering who purchased the Offering Shares and with the Brokers, or their designees, who hold Placement Agent Warrants;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties mutually agree as follows:

1.     Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning assigned to such term in the Preamble.

“Approved OTC Market” means the OTCQB or OTCQX market of OTC Markets Group (or, in each case, a successor over-the-counter trading market thereto).

“Blackout Period” means, with respect to a distribution or registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other material corporate development or other material transaction involving the Company, or the unavailability for reasons beyond the Company’s reasonable control of any required financial statements, or any other event or condition of similar material significance to the Company) that the registration and/or distribution of the Registrable Securities to be covered by such registration statement, if any, or the circumstances described in Section 4(h) below, would require additional disclosure by the Company in such registration statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such registration statement would be expected, in the reasonable determination of the Company’s board of directors, to cause such registration statement to fail to comply with applicable disclosure requirements, in each case commencing on the day the Company notifies the Holders that they are required, because of the determination described above, to suspend offers and sales of Registrable Securities and ending on the earlier of (1) the date upon which the material non-public information resulting in the applicable Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement or prospectus may resume; provided, however, that the aggregate of all Blackout Periods shall not exceed twenty (20) consecutive Trading Days or more than forty-five (45) Trading Days in any twelve- (12-) month period.

“Brokers” has the meaning assigned to such term in the Preamble.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after (and as a result of) such merger, consolidation, reorganization or sale, the Holders own equity securities of such other corporation.

“Company” has the meaning assigned to such term in the Recitals.

“Effective Date” means the date of the final closing of the Offering.

“Effectiveness Period” has the meaning assigned to such term in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Registrable Securities” shall have the meaning set forth in Section 3(d)(i) of this Agreement.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Free Writing Prospectus” has the meaning assigned to such term in Section 8(a).

“Holder” means (i) each Purchaser or any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee; and (ii) each Broker or any of such Broker’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Broker or from any Permitted Assignee.

“Holder Indemnified Parties” has the meaning assigned to such term in Section 8(a).

“Issuer Filing” has the meaning assigned to such term in Section 4(z).

“Initial Registration Statement” has the meaning assigned to such term in Section 3(a).

“Legend Removal Certificate” has the meaning assigned to such term in Section 4(aa).

“Legend Removal Shares” has the meaning assigned to such term in Section 4(aa).

“Losses” has the meaning assigned to such term in Section 8(a).

“Majority Holders” means, at any time, Holders of a majority of the Registrable Securities then issuable and/or outstanding. For purposes of this Agreement, a person is deemed to be a holder of Shares or Registrable Securities whenever such person owns of record, or owns beneficially through a “street name” holder, such Shares or Registrable Securities or securities upon exercise, conversion or exchange of which such Shares or Registrable Securities are issuable.

“National Securities Exchange” means each of the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American and any other U.S. national securities exchange which the Majority Holders identify in writing as a National Securities Exchange for purposes hereof (and, in each case, a successor U.S. national securities exchange thereto).

“New Registration Statement” has the meaning assigned to such term in Section 3(c).

“New Registration Statement Effectiveness Deadline” has the meaning assigned to such term in Section 3(c).

“New Registration Statement Filing Deadline” has the meaning assigned to such term in Section 3(c).

“Offering” has the meaning assigned to such term in the Recitals.

“Offering Shares” means the shares of Common Stock issued to the Purchasers pursuant to the Subscription Agreements, and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party and any trust for the direct or indirect benefit of an individual or a Family Member of such individual, (e) with respect to a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (f) an entity or trust that is controlled by, controls, or is under common control with a transferor, (g) any affiliate of a transferor in any transaction in which the transferor distributes Restricted Securities to such affiliate for no consideration, (h) a party to this Agreement, or (i) any other person approved by the Company in writing in advance.

“Piggyback Registration” shall have the meaning set forth in Section 3(d)(i) of this Agreement.

“Placement Agent Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Placement Agent Warrants.

“Placement Agent Warrants” shall have the meaning set forth in the Subscription Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and such registration statement becoming effective.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser” or “Purchasers” have the meaning assigned to such term in the Recitals.

“Reduction Securities” has the meaning assigned to such term in Section 3(c).

“Registrable Securities” means the following held by a Holder, as applicable: (a) the Offering Shares, (b) the Placement Agent Warrant Shares, and (c) other shares of Restricted Common Stock held by the Holders, hereinafter acquired or issuable in respect of the foregoing shares of Common Stock by way of conversion, dividend, stock-split, distribution or exchange, merger, consolidation, recapitalization or reclassification or similar transaction. Such securities shall cease to be Registrable Securities hereunder with respect to any Holder on the earlier of (x) the date on which they have been sold or otherwise transferred other than to a Permitted Assignee, (y) the date on which Rule 144 becomes available for a Holder, permitting such Holder to sell within a ninety (90)-day period all the Registrable Securities held by such Holder without volume or manner of sale restrictions or the requirement that there be adequate current public information about the Company available, and (z) the date on which such securities cease to be outstanding.

“Registration Default Period” means the period beginning on the date on which any Registration Event occurs and ending on the date on which such Registration Event is cured, inclusive.

“Registration Effectiveness Date” means the date that is the earlier of (a) five (5) Trading Days after the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comment, and (b) one hundred twenty (120) calendar days after the date of the closing of the Offering (as such period may be extended for each day of a U.S. government shutdown that results in the Commission temporarily discontinuing review of, or acceleration of the effectiveness of, registration statements).

“Registration Event” means the occurrence of any of the following events:

(a)     the Company fails to file with the Commission the Initial Registration Statement on or before the Registration Filing Date;

(b)     the Initial Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date (provided that such failure is not the result of any delay or failure on the part of any selling Holder to provide such information as may reasonably be requested by the Company in connection with the preparation of the Registration Statement);

(c)     any New Registration Statement (as defined below) has not been filed by the New Registration Statement Filing Deadline (as defined below);

(d)     any New Registration Statement has not been declared effective by the New Registration Statement Effectiveness Deadline (as defined below);

(e)     after the SEC Effective Date and during the Effectiveness Period, any Registration Statement ceases for any reason to remain effective or the Holders of any of the Registrable Securities covered thereby are otherwise not permitted to utilize the Prospectus therein to resell the Registrable Securities covered thereby for a period of more than thirty (30) consecutive Trading Days or more than ninety (90) Trading Days in any twelve- (12-) month period, except for Blackout Periods permitted herein, including with respect to the suspension of the use of any Registration Statement on Form S-1 in connection with the filing of a post-effective amendment to the Registration Statement to update the prospectus therein in connection with the filing of the Company’s Annual Report on Form 10-K or of any other report reporting a fundamental change, which Blackout Period may extend for the amount of time reasonably required to respond to comments of the Staff on such amendment);

(f)      following the inclusion for quotation on an Approved OTC Market, the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved OTC Market or a National Securities Exchange, or trading of the Common Stock is suspended or halted on the Approved OTC Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days (other than as a result of suspension or halt of substantially all trading in equity securities (including the Common Stock)) on such Approved OTC Market; or

(g)     following the inclusion for quotation on a National Securities Exchange, the Registrable Securities, if issued and outstanding, are not listed on a National Securities Exchange, or trading of the Common Stock is suspended or halted on the National Securities Exchange, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days (other than as a result of suspension or halt of substantially all trading in equity securities (including the Common Stock)) on the National Securities Exchange.

“Registration Filing Date” means the date that is thirty (30) calendar days after the date of the closing of the Offering.

“Registration Statement” means any registration statement that the Company is required to file or files pursuant to Section 3(a) or 3(d) of this Agreement to register the Registrable Securities and any successor registration statement.

“Restricted Common Stock” means any shares of Common Stock that are subject to resale restrictions pursuant to the Securities Act and the rules and regulations promulgated thereunder, including, but not limited to, securities: (1) acquired directly or indirectly from the issuer or an affiliate of the issuer in unregistered offerings such as private placements; (2) acquired through an employee stock benefit plan or as compensation for professional services; or (3)  considered “restricted securities” under Rule 144. For purposes of clarity Restricted Common Stock does not include Common Stock that is restricted solely as a result of contractual restrictions, including but not limited to lock-up or similar contractual agreements.

“Road Show Communication” has the meaning assigned to such term in Section 8(a).

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“SEC Effective Date” means the date the Initial Registration Statement is declared effective by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Securityholder Questionnaire” has the meaning assigned to such term in Section 5(b).

“Staff” means any member of the staff of the Commission.

“Subscription Agreement” has the meaning assigned to such term in the Recitals.

“Super 8-K” means the Current Report on Form 8-K filed by the Company with the Commission on September 11, 2025.

“Suspension Event” has the meaning assigned to such term in Section 5(a).

“Suspension Notice” has the meaning assigned to such term in Section 5(a).

“Testing the Water Communication” has the meaning assigned to such term in Section 8(a).

“Trading Day” means any day on which the Approved OTC Market or National Securities Exchange that at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities (or if there is no Approved OTC Market or National Securities Exchange that at the time constitutes the principal securities market for the Common Stock, then any day on which the New York Stock Exchange is open for general trading of securities).

2.     Term. This Agreement shall terminate with respect to each Holder on the earlier of: (i) the date that is five (5) years from the SEC Effective Date, and (ii) the date on which no Registrable Securities are outstanding (the “Term”). Notwithstanding the foregoing, Section 3(b), Section 6, Section 8, Section 9 and Section 10 shall survive the termination of this Agreement.

3.     Registration.

(a)          Registration on Form S-1. The Company shall prepare and file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Securities on a delayed or continuous basis (including in stock exchange transactions and underwritten offerings) (the “Initial Registration Statement”), and the Company shall (i) make the initial filing of the Initial Registration Statement with the Commission no later than the Registration Filing Date, (ii)  use its commercially reasonable efforts to cause the Initial Registration Statement to be declared effective no later than the Registration Effectiveness Date and (iii) use its commercially reasonable efforts to keep such Registration Statement continuously effective (including by filing a new Registration Statement if the initial Registration Statement expires) for a period of five (5) years after the SEC Effective Date or for such shorter period ending on the earlier of (x) the date on which there no longer any outstanding Registrable Securities and (y) the date on which all Registrable Securities have been transferred other than to a Permitted Assignee (the “Effectiveness Period”). Any Registration Statement shall contain the “Plan of Distribution” section in substantially the form thereof attached as Exhibit A hereto; provided, however, that the Company may make changes to such Plan of Distribution to the extent required by regulation of the Commission or in response to comments from the Staff. Upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3, the Company shall use commercially reasonable efforts to amend the Registration Statement to a Registration Statement on Form S-3 or file a Registration Statement on Form S-3 in substitution of the Registration Statement as initially filed as soon as reasonably practicable thereafter (provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the Commission). The Company shall be entitled to suspend sales of Registrable Securities pursuant to a Registration Statement and the use of any related prospectus during a Blackout Period for the reasons and time periods set forth in the definition thereof.

(b)   Partial Liquidated Damages. If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities, as partial liquidated damages to such Holder by reason of the Registration Event, a cash sum calculated at a rate of twelve percent (12%) per annum (for the duration of the applicable Registration Default Period) of the total of the following, to the extent applicable to such Holder: (i) if the Holder purchased Registrable Securities pursuant to a Subscription Agreement, the aggregate purchase price paid by such Holder pursuant to the Subscription Agreement for the Registrable Securities held by such Holder as of the date of such Registration Event, (ii)  if the Holder is a Holder of Placement Agent Warrant Shares, the product of $10.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events) multiplied by the number of Placement Agent Warrant Shares held by or issuable to such Holder as of the date of such Registration Event, but in the case of clauses (i) and (ii) above, only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the applicable Registration Default Period. Notwithstanding the foregoing, (i) the maximum amount of liquidated damages that may be paid by the Company to any Holder pursuant to this Section 3(b) shall be an amount equal to five percent (5%) of the applicable foregoing amounts described in clauses (i) and (ii) in the preceding sentence with respect to such Holder’s Registrable Securities that are affected by all Registration Events in the aggregate, and (ii) no penalties shall accrue with respect to any Registrable Securities (A) removed from the Registration Statement in response to a comment from the Staff limiting the number of shares of Registrable Securities that may be included in the Registration Statement (provided that the Company continues to use commercially reasonable efforts to register such Reduction Securities (as defined below) for resale by other available means as set forth herein), (B) after they cease to be Registrable Securities, or (C) with respect to any Registration Event defined by clause (b) or (d) of the definition of “Registration Event” set forth above, that are held by any Holder who delayed or failed to provide information reasonably requested by the Company in connection with the preparation of the applicable Registration Statement. For clarity, and by way of example, if the sum of clauses (i) and (ii) for a specified Holder in the first sentence of this Section 3(b) is $10,000,000, liquidated damages payable by the Company to such Holder by reason of one or more Registration Events affecting all Registrable Securities of such Holder would accrue at a rate of twelve percent (12%) per annum (for the duration of the applicable Registration Default Period) until such time that all liquidated damages payable to such Holder reached a cap of $500,000 in the aggregate for all Registration Events. Each payment of liquidated damages pursuant to this Section 3(b) shall be due and payable in cash in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Until the maximum amount of liquidated damages is paid, such payments shall constitute the Holder’s sole and exclusive remedy for money damages in respect of any Registration Event; provided, for the avoidance of doubt, that the foregoing shall not affect any Holder’s right, at any time, to seek or obtain injunction or other equitable relief in respect of any Registration Event. The Registration Default Period shall terminate upon the earlier of (i) such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (ii)(A) the filing of the Registration Statement in the case of clause (a) or (c) of the definition of Registration Event, (B) the SEC Effective Date in the case of clause (b) or (d) of the definition of Registration Event, (C) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (e) of the definition of Registration Event, and (D the listing or inclusion and/or trading of the Common Stock on an Approved OTC Market or National Securities Exchange, as the case may be, in the case of clause (f) or (g) of the definition of Registration Event; provided, that in the event of a cure of one or more of the Registration Events described in clauses (A)-(D) above when a separate Registration Event shall be continuing, the Registration Default Period shall continue until all such Registration Events have ceased. The amounts payable as liquidated damages pursuant to this Section 3(b) shall be payable in lawful money of the United States. No liquidated damages shall accrue or be payable to any Holder pursuant to this Section 3(b) with respect to any Registrable Securities that are excluded by reason of (i) the Staff limiting the number of Registrable Securities that may be registered or sold pursuant to a Registration Statement as set forth in Section 3(c) below (provided that the Company continues to use commercially reasonable efforts to register such Reduction Securities for resale by other available means as set forth herein) or (ii) such Holder failing to provide to the Company information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by the Commission (including in response to Commission comments) to be disclosed in a registration statement utilized in connection with the registration of Registrable Securities. Notwithstanding anything herein to the contrary, if the Commission limits the Company’s ability to file, or prohibits or delays the filing of a New Registration Statement, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be deemed a failure by the Company to use commercially reasonable efforts as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement.

(c)   Other Limitations. Notwithstanding the registration obligations set forth in Section 3(a), if the Staff informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly inform each of the Holders thereof and file and an amendment to the Registration Statement as required by the Staff, covering the maximum number of Registrable Securities permitted to be registered by the Staff as a secondary offering; provided, however, that prior to filing such amendment, the Company shall be obligated to use reasonably diligent efforts to advocate with the Staff for the registration of all of the Registrable Securities in accordance with applicable guidance of the Staff, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if the Staff limits the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used reasonably diligent efforts to advocate with the Staff for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities or by the Commission, the Company shall amend the Registration Statement to remove from the Registration Statement such number of Registrable Securities as specified by the Commission in the following order: (i) first from the Placement Agent Warrant Shares, on a pro rata basis among the holders thereof; and (ii) second from the Offering Shares, on a pro rata basis among the holders thereof (such removed Registrable Securities, the “Reduction Securities”). In the event of such a cutback hereunder, the Company shall give each applicable Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company shall use its commercially reasonable efforts within sixty (60) calendar days after the SEC Effective Date, or within ten (10) Business Days after the first date that is permitted by the Staff if filing within such sixty (60) calendar day period is not permitted by the Staff (the “New Registration Statement Filing Deadline”) to register for resale as many of the Reduction Securities as the Commission will permit (pro rata among the Holders of such Reduction Securities) using one or more Registration Statements (any such Registration Statement, a “New Registration Statement”) that it is then entitled to use, and to cause such New Registration Statement(s) to become effective as soon as practicable, but no later than promptly after the initial filing date of the New Registration Statement, as such period may be extended by the obligation under applicable rules and regulations of the Commission under the Securities Act to include updated financial statements before it can be declared effective (the “New Registration Statement Effectiveness Deadline”), until all of the Reduction Securities have been so registered; provided, however, that the Company shall not be required to register such Reduction Securities during a Blackout Period; provided, further, that the Company shall not be required to register such Reduction Securities at intervals more frequently than six (6) months or at such times as the Staff may permit until all of the Reduction Securities are registered. The Company shall use its commercially reasonable efforts to keep such New Registration Statement continuously effective (including by filing an additional Registration Statement if the Initial Registration Statement expires) under the Securities Act during the Effectiveness Period.

(d)   Piggyback Registrations.

(i)               With respect to any Registrable Securities not otherwise included in a Registration Statement pursuant to Section 3(a) as a result of any limitation imposed by the Staff, or otherwise (the “Excluded Registrable Securities”), whenever the Company proposes to register (including, for this purpose, a registration effected by the Company for other stockholders) any of its securities under the Securities Act (other than pursuant to (i) a Registration Statement pursuant to Section 3(a) hereof or (ii) a registration statement on Form S-4 or S-8 or any successor forms thereto), and the registration form to be used may be used for the registration of Registrable Securities, the Company will give written notice to each holder of Excluded Registrable Securities of its intention to effect such a registration and will, subject to the provisions of Subsection 3(d)(ii) hereof, and to the extent permitted by the Staff, include in such registration all Excluded Registrable Securities with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt by such holder(s) of the Company’s notice (a “Piggyback Registration”).

(ii)               If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriter(s) of such proposed offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration a pro rata share of Excluded Registrable Securities requested to be included in such Registration Statement as calculated by dividing the number of Excluded Registrable Securities requested to be included in such Registration Statement by each individual requesting holder by the number of the Company’s securities requested to be included in such Registration Statement by all selling security holders. In such event, the holder of Excluded Registrable Securities shall continue to have registration rights under this Agreement with respect to any Excluded Registrable Securities not so included in, and sold pursuant to, such Registration Statement.

(iii)             Notwithstanding the foregoing, if, at any time after giving a notice of Piggyback Registration and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to each record holder of Excluded Registrable Securities and, following such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Excluded Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Excluded Registrable Securities for the same period as the delay in registering such other securities.

4.     Registration Procedures. The Company will keep each Holder reasonably advised as to the filing and effectiveness of any Registration Statement. At its expense with respect to any Registration Statement, the Company will:

(a)   subject to compliance with Section 5(b), prepare and file with the Commission with respect to the Registrable Securities, any Registration Statement in accordance with Section 3(a) hereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof and to remain effective (with the Prospectus included therein available for the resale of the Registrable Securities) for the Effectiveness Period and file the Prospectus pursuant to Rule 424(b) under the Securities Act within one (1) Trading Day following the date the Registration Statement is declared effective;

(b)   not name any Holder in any Registration Statement as an underwriter without that Holder’s prior written consent;

(c)   if any Registration Statement or any post-effective amendment thereto is subject to review by the Commission, promptly respond to all comments, diligently pursue resolution of any comments to the satisfaction of the Commission and file all amendments and supplements to such Registration Statement as may be required to respond to comments from the Commission and otherwise to enable such Registration Statement or post-effective amendment to be declared effective;

(d)   during the Effectiveness Period, prepare and file with the Commission such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement continuously effective, current and up-to-date for the applicable time period required hereunder and, if applicable, file any Registration Statement pursuant to Rule 462(b) under the Securities Act; and cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;

(e)   not less than four (4) Trading Days prior to filing any Registration Statement or any related prospectus or any amendment or supplement thereto, furnish to the Holders (and/or, if so specified by any Holder, legal counsel to such Holder) copies of or a link to all such documents proposed to be filed (other than those incorporated by reference and those amendments and supplements that are solely composed of a cover page and the form of one or more of the Company’s reports previously filed under the Exchange Act) and duly consider in good faith any comments timely received from the Holders (or from legal counsel to any such Holder, as applicable);

(f)    furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any prospectus filed pursuant to Rule 424 under the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period; provided that the Company shall have no obligation to furnish any document pursuant to this clause that is available on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system;

(g)   use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other applicable securities laws of such jurisdictions within the United States, including “blue sky” laws, as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be reasonably necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction where it has not already done so;

(h)   as promptly as practicable after becoming aware of any event, notify each Holder of Registrable Securities being offered or sold pursuant to any Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that will, after the occurrence of such event, cause the Prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company shall promptly thereafter prepare, furnish to such Holder and file with the Commission a supplement or amendment to such Prospectus (or, if a Registration Statement is on Form S-3, prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in the event of a Blackout Period, in which case no supplement or amendment need be furnished or filed with the Commission (or Exchange Act filing made) until the termination of such Blackout Period; provided that any and all information provided to the Holder pursuant to such notification, but prior to filing with the Commission, shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by applicable law (in which event such Holder shall (if legally permitted to do so) advise the Company not less than two (2) Trading Days before disclosing such information);

(i)    comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(j)    as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to any Registration Statement of the issuance by the Commission or any other federal or state governmental authority of any stop order or other suspension of effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(k)   use commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders and underwriters to consummate the disposition of Registrable Securities;

(l)  enter into customary agreements (including any underwriting agreements in customary form, including any representations and warranties and lock-up provisions therein), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities pursuant to any Piggyback Registration;

(m)  use its commercially reasonable efforts to furnish, or cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance reasonably acceptable to the managing underwriter, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance reasonably acceptable to the managing underwriter, addressed to the underwriters;

(n)  use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders, as soon as reasonably practicable, but no later than sixteen (16) months after the effective date of any Registration Statement (as defined in Rule 168(c) under the Securities Act), an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)   provide officers’ certificates and other customary closing documents, if applicable;

(p)   use its commercially reasonable efforts to cause the shares of Common Stock to be, and remain, quoted on an Approved OTC Market unless listed on a National Securities Exchange;

(q)   upon request at any time or from time to time, cooperate with each Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”); and

(r)    use its commercially reasonable efforts to:

(i)               cause a FINRA-registered broker-dealer (the “Market Maker”) to (A) sponsor the Common Stock, (B) file with FINRA, no later than fifteen (15) days after the Registration Statement is initially filed with the Commission, a Form 211 together with the required documentation and information in connection therewith, (C) respond promptly to any requests from FINRA for additional information in connection therewith (and the Company will provide reasonable cooperation to the Market-Maker in fulfillment thereof), and (D) clear the Market Maker by FINRA to initiate quotation of the Common Stock on an Approved OTC Market at the earliest practicable date after the filing of the Form 211, and use its reasonable best efforts to cause a second Market Maker to register with FINRA in respect of the Common Stock as soon thereafter as possible; and

(ii)               cause the Common Stock to be DTC-, DWAC- and DRS-eligible no later than the initiation of quotation of the Common Stock on an Approved OTC Market.

(s)   in the event of an underwritten public offering by the Company or a Holder of Registrable Securities pursuant to a Registration Statement, cause appropriate officers as are reasonably requested by the managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such underwritten public offering;

(t)    provide a transfer agent and registrar that is registered with the Commission and a participant in DTC’s Fast Automated Securities Transfer Program, which may be a single entity, for the shares of Common Stock at all times, and upon the reasonable request from any Holder(s) cooperate with such Holder(s) to facilitate the timely preparation and delivery of the Registrable Securities to be delivered to a transferee pursuant to a resale of Registrable Securities pursuant to a Registration Statement (whether electronically or in certificated form) which Registrable Securities shall be free, to the extent permitted by the applicable Subscription Agreement and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder(s) may request;

(u)   upon the receipt of a request at any time or from time to time from any Holder(s) of Registrable Securities being offered pursuant to any Registration Statement, cooperate with such Holder(s) of Registrable Securities being offered pursuant to any Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates or evidence of book-entry positions representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates or evidence of book-entry positions representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates or positions to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(v)   notify the Holders, the Brokers and their counsel as promptly as reasonably possible and (if requested by any such person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed (other than those incorporated by reference and those amendments and supplements that are solely composed of a cover page and the form of one or more of the Company’s reports previously filed under the Exchange Act); (B) when the Commission notifies the Company whether there will be a “no review,” “review” or a “completion of a review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto after same are prepared and available to each of the Holders that pertain to the Holders as a selling stockholder, but not information which the Company believes would constitute material non-public information); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, provided, however, that such notice under this clause (C) shall be delivered to each Holder whose Registrable Securities are included in such Registration Statement or post-effective amendment (as the case may be); (ii) during the Effectiveness Period, of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to any of the Holders as selling stockholders; or (iii) during the Effectiveness Period, of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(w)  during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act;

(x)    use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement or suspending or preventing the use of any related prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(y)   upon the receipt of a request from any Holder of Registrable Securities included in a Registration Statement, use commercially reasonable efforts to assist such Holder in facilitating any sales (including but not limited to private sales) or other transfers of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder without charge to the Holder (but the Holder shall be responsible for any third-party expenses and for the avoidance of doubt, none of such certificates and other customary closing documents shall be deemed to include opinions or negative assurance letters from Company counsel or “comfort letters” delivered by the Company’s independent registered public accounting firm);

(z)    if required by the FINRA Corporate Financing Department, promptly effect, or cause to be effected, a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), pay the filing fee required by such Issuer Filing, and use its commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement, and otherwise cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 (or successor thereto), as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Trading Days of its receipt of the request therefor;

(aa) (i) cause legal counsel to the Company, at the Company’s expense, (a) to issue to the transfer agent for the Common Stock, within one (1) Trading Day after the SEC Effective Date, a “blanket” legal opinion in customary form to the effect that the Registrable Securities covered by the Registration Statement have been registered for resale under the Securities Act and, if such counsel has received a signed certificate in the form attached as Exhibit B hereto (a “Legend Removal Certificate”) from the holder of Registrable Securities covered by such Registration Statement, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 (“Legend Removal Shares”), or, otherwise, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 upon resale pursuant to the plan of distribution set forth in such registration statement; and (b) promptly to amend such opinion to cause the Registrable Securities to be Legend Removal Shares after later receipt of a Legend Removal Certificate from the Holder, and (ii) cause the transfer agent for the Common Stock to issue such Registrable Securities without any such legend within three (3) Trading Days after the transfer agent’s receipt of such legal opinion with respect to Legend Removal Shares or otherwise within three (3) Trading Days after the transfer agent’s receipt of evidence in customary form that the Registrable Securities have been sold pursuant to an effective resale registration statement under the Securities Act, in either case via DWAC or as otherwise requested by the Holder; and

(bb)   take all other commercially reasonable actions necessary to enable, expedite or facilitate the Holders to dispose of the Registrable Securities by means of any Registration Statement contemplated hereby during the Term.

5.     Obligations of the Holders.

(a)   At any time, and from time to time, after the Registration Effectiveness Date, the Company shall notify the Holders in writing (each, a “Suspension Notice”) of the happening of: (i) any event of the kind described in Section 4(h) or (j); (ii) any Blackout Period; or (iii) with respect to a Holder who is an “insider” covered by a written insider trading policy adopted by the Company’s Board of Directors, any suspension by the Company, pursuant to such policy, of the ability of all “insiders” covered by such policy to transact in the Company’s securities because of the existence of material non-public information (each, a “Suspension Event”). Upon receipt of any Suspension Notice, each Holder shall as promptly as practicable discontinue disposition of such Holder’s Registrable Securities covered by the Registration Statement until such Holder receives the supplemented or amended prospectus contemplated by Section 4(h), such Blackout Period shall have terminated, (C) the stop order or other suspension of effectiveness contemplated by Section 4(j) is lifted or terminated, or (D) the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable. The foregoing right to suspend may be exercised by the Company for no longer than (i) in the case of a Suspension Event in respect of a Blackout Period, the period specified in the definition of Blackout Period and (ii) otherwise, thirty (30) consecutive Trading Days or more than ninety (90) Trading Days in any twelve- (12-) month period (except for suspension of the use of any Registration Statement on Form S-1 in connection with the filing of a post-effective amendment to the Registration Statement to update the prospectus therein in connection with the filing of the Company’s Annual Report on Form 10-K or of any other report reporting a fundamental change, which Blackout Period may extend for the amount of time reasonably required to respond to comments of the Staff on such amendment); provided that (and as a condition to any such extension) the Company shall file any such post-effective amendment on the date of filing of the Company’s Annual Report on Form 10-K or such other report, and the Company shall use its commercially reasonable efforts to cause any such post-effective amendment to become effective as soon as possible after the filing thereof), except, in the case of Holders that are subject to such policy by its terms, with respect to suspensions under the written insider trading policy adopted by the Company’s Board of Directors (and for the avoidance of doubt, if the delay or suspension relates to a Blackout Period, the period of delay or suspension shall also count against the maximum number of days for Blackout Periods in the definition of such term). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with any sale of Registrable Securities effected in accordance with the plan of distribution in the Registration Statement on which such Registrable Securities are registered for resale with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of a Blackout Period or other Suspension Event.

(b)   The Holders of the Registrable Securities shall provide such information as may reasonably be requested by the Company in connection with the preparation of the Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a), (c) or (d) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Securityholder Questionnaire”).

(c)    Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

6.     Registration Expenses. The Company shall pay all expenses arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) the Commission, stock exchange, OTC Markets Group, FINRA and other registration and filing fees, (ii) rating agencies fees to the extent necessary to provide for blue sky qualification as required by Section 4(g) herein, (iii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including reasonable and documented fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iv) all printing (including financial printer), messenger and delivery expenses, (v) the fees, charges and disbursements of counsel to the Company and of its independent registered public accounting firm and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (vi) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vii) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (ix) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether a Registration Statement filed in connection with such registration is declared effective and (x) reasonable and documented fees, charges and disbursements of a single counsel to the Holders selected by the Company and reasonably acceptable to the Holders of at least a majority of the Registrable Securities, in an amount not to exceed $35,000 in the aggregate per Registration Statement or Piggyback Registration; provided, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders. Except as provided in this Section 6 and Section 8 of this Agreement, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder or for any other fees, disbursements and expenses incurred by Holders not specifically agreed to in this Agreement.

7.     Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee with respect to the Registrable Securities transferred or assigned to such Permitted Assignee (which Registrable Securities continue to constitute Restricted Common Stock following such transfer or assignment) as long as (i) such transfer or assignment is not a sale or transfer pursuant to a Registration Statement and is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (iii) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Holders (other than by merger or consolidation or to an entity which acquires the Company including by way of acquiring all or substantially all of the Company’s assets, if immediately after (and as a result of) such merger, consolidation, reorganization or sale, the Holders own equity securities of such other corporation, which shall not require such consent).

8.     Indemnification.

(a)   The Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by applicable law, each Holder, its affiliates, directors, officers, stockholders, members, managers, partners, investment advisers, employees and agents and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against any and all losses, claims, damages, liabilities, costs, expenses, judgments, fines, penalties, charges and amounts paid in settlement (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Losses”) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, free writing prospectus as defined under Rule 433(d) of the Securities Act (“Free Writing Prospectus”), any “testing-the-water” communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Testing the Water Communication”), any road show communication as defined in Rule 433(h) under the Securities Act (“Road Show Communication”), final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading (in the case of any prospectus or amendment or supplement thereto, in light of the circumstances in which the statements were made), and the Company shall reimburse the Holder Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, Free Writing Prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by a Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such shares by the Holder; provided, however, that no future transferee, other than a Permitted Assignee, shall be considered as a third-party beneficiary of this Agreement or the indemnification provided for herein.

(b)   As a condition to including Registrable Securities in the registration statement filed pursuant to this Agreement, each Holder agrees, severally and not jointly, to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company, each of its directors, officers, and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any Losses, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any preliminary prospectus, Free Writing Prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by the Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof, and such Holder shall reimburse the Company, and its directors, officers, and any such controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder’s Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c)   Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually prejudiced in defending such claim by such failure to give notice in any material respect. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable costs of investigation, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim or the indemnified party may have defenses not available to the indemnifying party in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner. Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent (which shall not be unreasonably withheld or delayed). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or which includes any admission as to fault, culpability or failure to act on the part of such indemnified party. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)   If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

(e)   If the indemnification provided for in Sections 8(a) and 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein (other than by virtue of the limitation on indemnification contained in clause (x) or (y) of the first proviso in Section 8(a), in which event the contribution obligations in this Section 8(e) shall not apply), the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(e), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission, except in the case of fraud or willful misconduct. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f)    The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties may have to the indemnified parties and are not in diminution or limitation of the indemnification provisions under the applicable Subscription Agreement.

9.              (a)   Rule 144. The Company hereby represents and warrants to each of the Holders that the Common Stock is, and as of the Effective Date will be, registered under Section 12(g) of the Exchange Act. The Company shall file with the Commission a current report on Form 8-K describing the material terms of the Subscription Agreement and this Agreement, and including (or incorporating by reference) the forms thereof as exhibits, but in no event more than four (4) Business Days following the closing of the Offering. At all times on and after the date of this Agreement, the Company shall timely file (or furnish, as applicable) all reports, statements and other documents required to be filed with (or furnished to) the Commission pursuant to the Exchange Act (the “SEC Documents”), and without the prior written consent of the Majority Holders, the Company shall not terminate or suspend, or allow the termination or suspension of, the registration of the Common Stock under the Exchange Act or otherwise terminate or suspend, or allow the termination or suspension of, its status as an issuer required to file reports under the Exchange Act, even if the applicable securities laws would otherwise permit any such termination or suspension, except in connection with a sale of the Company subject to approval by the requisite vote or consent of its stockholders required under applicable law. None of the SEC Documents, when filed, furnished or submitted, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Without limiting the foregoing and with a view to making available to the Holders the benefits of Rule 144, the Company hereby agrees to:

(i)     for so long as any Holder holds Registrable Securities, make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)   so long as any of the Holders hold any Registrable Securities, promptly upon such Holder’s request at any time on or after the date that is one (1) year following the Company’s filing of the Super 8-K, furnish to such Holder (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit such Holder to sell such securities pursuant to Rule 144 without registration.

(b)    Stock Exchange Listing. The Company shall use commercially reasonable efforts to cause the Common Stock to be registered under Section 12(b) of the Exchange Act and listed on a National Securities Exchange as soon as practicable after the Company meets all of the applicable listing criteria for any National Securities Exchange and use its best efforts to cause the Common Stock, at all times thereafter while any Registrable Securities remain outstanding, to remain registered under Section 12(b) of the Exchange Act and listed on a National Securities Exchange, including by ongoing compliance with all applicable listing requirements of the National Securities Exchange. The Company shall use its commercially reasonable efforts to meet the listing criteria for at least one National Securities Exchange as soon as reasonably possible after the Effective Date. Except as otherwise provided herein, all expenses in connection with the matters contemplated by this Section 9(b) shall be borne by the Company.

10.            Miscellaneous.

(a)     Governing Law. This Agreement and any matter related hereto (including any claim or dispute arising hereunder or relating hereto) shall be governed by and construed in accordance with the federal securities laws of the United States of America (as applicable) and the laws of the State of New York, both substantive and remedial, without regard to New York conflicts of law principles that would result in the application of the laws of any other jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts of the State of New York, New York County, and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(b)   Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages (except as otherwise specifically set forth herein with respect to Registration Events), shall be entitled to specific performance of its rights under this Agreement, without the necessity of posting bond or other security. Each of the Company and the Holders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c)   Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(d)   No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the foregoing, the Company shall not enter into any agreement that would require the inclusion of, and shall not include, any securities other than the Registrable Securities in any Registration Statement required to be filed hereunder without the prior written consent of the Majority Holders.

(e)    Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto (including the Subscription Agreements) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f)    Notices, consents, waivers, and other communications. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing and will be deemed given to a party (a) upon receipt, when personally delivered; (b) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, costs prepaid on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) the time of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, provided confirmation of facsimile is mechanically or electronically generated and kept on file by the sending party and confirmation of email is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient; (d) the date received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid; or (e) seven (7) days after the placement of the notice into the mails (first class postage prepaid), in each case, to the party at the address, facsimile number, or e-mail address furnished by the such party,

If to the Company, to:

Deep Fission, Inc.

2831 Garber Street

Berkeley, California 94705

Attention: Liz Muller, CEO

Email:

with copy to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley Street

Suite 2000

Boston, MA 02116

Attention: Albert Vanderlaan; Kelly Mink

E-mail: avanderlaan@orrick.com; kmink@orrick.com

if to a Holder, to:

such Holder at the address set forth on the signature page hereto or in the Company’s records;

or at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 10(f).

(g)   Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law, in equity or otherwise afforded to any holder, shall be cumulative and not alternative.

(h)   Counterparts. This Agreement may be executed in any number of counterparts, and with respect to any Purchaser, by execution of an Omnibus Signature Page to this Agreement and the applicable Subscription Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail of an executed signature page such as a .pdf signature page were an original thereof.

(i)    Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be replaced with a valid, legal and enforceable provision that as closely as possible reflects the parties’ intent with respect thereto, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)    Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder if such amendment or waiver adversely affects the rights of such Holder under this Agreement in a manner that is different than the other Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not adversely directly or indirectly affect the rights of other Holders may be given by Holders holding all of the Registrable Securities to which such waiver or consent relates. Notwithstanding anything in this Agreement to the contrary, Schedule 1 may be amended by the Company from time to time to update the list of Brokers who hold Placement Agent Warrants (or the amount of Placement Agent Warrant Shares that such Broker is entitled to pursuant to the terms thereof) in compliance with the terms of this Agreement and the Subscription Agreement without the consent of the other parties hereto.

(k)    Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Except as expressly provided herein, each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. Except as expressly provided herein, it is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(l)    Subsequent Registration Rights. Until all of the Registrable Securities have been registered for resale under an effective Registration Statement and the Common Stock is quoted on an Approved OTC Market, the Company shall not enter into any agreement granting registration rights more favorable than the registration rights set forth in this Agreement without the written consent of the Majority Holders.

(m)  Rules of Construction. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature page follows.]

This Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY: DEEP FISSION, INC.

By:
Name:
Title:

PURCHASERS

See Omnibus Signature Pages to Subscription Agreement

BROKER (INDIVIDUAL):	BROKER (ENTITY):

Print Name	Print Name of Entity

By:
Signature	Name:
Title:

All Holders: Address

[Signature Page to Registration Rights Agreement]

Schedule 1

Holders of Placement Agent Warrants

Name	Number of Shares

Total